Calculation of Filing Fee Tables
S-3
Denali Therapeutics Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	6	Other	Units	457(r)				0.0001531
Fees to be Paid	7	Equity	Common Stock, $0.01 par value per share	457(o)			$ 400,000,000.00	0.0001531	$ 61,240.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 61,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 37,080.00
			Net Fee Due:						$ 24,160.00
Offering Note
[1]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or other securities of the registrant, (e) purchase contracts, or (f) units consisting of some or all of these securities, as applicable, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any share splits, share dividends or similar transactions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units. In accordance with Rules 456(b) and 457(r) under the Securities Act, except with respect to $61,240.00 to be paid in connection with the primary offering of common stock described in this table, the registrant is deferring payment of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	An indeterminate number of shares of common stock is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Denali Therapeutics Inc.	S-3	333-263107	02/28/2022		$ 37,080.00	Equity	Common Stock, $0.01 par value per share		$ 400,000,000.00
Fee Offset Sources	2	Denali Therapeutics Inc.	S-3	333-263107		02/28/2022						$ 37,080.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	On February 28, 2022, the registrant filed an Automatic Shelf Registration Statement on Form S-3ASR (File No. 333-263107) and a prospectus supplement (collectively, the "Prior Registration Statement"), which registered the offer, sale and issuance of up to $400,000,000.00 of an indeterminate number of shares of common stock, all $400,000,000.00 of which remain unsold and unissued (the "Unsold Securities"). In connection with the Prior Registration Statement, the registrant paid a registration fee of $37,080.00 for the Unsold Securities (the "Prior Fee"). Pursuant to Rule 457(p), the registration fee associated with this filing is being partially offset by the Prior Fee. The offering of the Unsold Securities has been terminated as of the effective date of this filing.

Offset Note
[2]	See Rule 457(p) Statement of Withdrawal, Termination, or Completion.